Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 17, 2024, with respect to the consolidated financial statements of Pyxis Tankers Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Certified Auditors S.A.

Athens, Greece

April 22, 2024